Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated September 20, 2010 relating to the financial statements of Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC, which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated September 20, 2010, our report dated October 26, 2010 relating to the financial statements of Moody National Three Property Portfolio, which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated October 27, 2010, our report dated September 23, 2011 relating to the financial statements of 5 Sisters Hotel Portfolio (Debtor in Possession), which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated September 23, 2011 and our report dated January 6, 2012 relating to the financial statements of Innkeepers Portfolio (Debtor in Possession), which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated January 6, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 26, 2012